LICENSING AGREEMENT
SYNGAS INTERNATIONAL CORP., A body corporate incorporated pursuant to the laws of Nevada, USA Having its principal office at 78 Belleville Avenue, Alberta, Canada T7X 1H8 (Hereinafter “SYNGAS”)
OF THE ONE PART
- And -

RE-GEN INTERNATIONAL COPORPRATION
Having its principal office at
653 Marsh Drive, Delano, MN 55328
(Hereinafter “LICENSEE”)
OF THE OTHER PART
WITNESSETH:

          WHEREAS SYNGAS has the right for the technology which are set forth in article 1.1 (“Technology”);

          WHEREAS LICENSEE has conducted market feasibility studies as to the Technology;

          AND WHEREAS the parties have agreed that LICENSEE is to commercialize the Technology in the Territory which are set forth in article 2.1 (“Territory”) and/or manufacture, market and distribute the product which will employ the Technology (“Product”) pursuant to the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	Definitions

(a) "Agreement" means this Licensing Agreement;

(b)

"Technology" means the Gasification of Creosote-preserved wood that can be used in the Technology that SYNGAS has developed; which includes the PyStr technology to produce hydrogen or ethanol and is in the process of filing patent applications, and shall include any additions, changes, improvements, substitutions and modifications to the technology (Patent list is attached as Schedule A).

1.2	Index and Headings

The index and headings in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provisions hereof.

ARTICLE 2 - RELATIONSHIP OF THE PARTIES

2.1                     Grant

SYNGAS agrees to grant Licensing Rights for the Technology to “LICENSEE” from the signing date of this Agreement for a term as per ARTICLE 3, in the Territory of the United States of America. SYNGAS hereby also agrees to grant LICENSEE the right of first refusal on the manufacture and production of SYNGAS units used for the Gasification of Creosote-preserved wood in the Territory of the United States of America. LICENSEE shall use its best efforts and to devote such time as is necessary to commercialize and promote the Technology in a rapid build out of the first unit.

2.2	Obligations of LICENSEE

(a) LICENSEE shall use its best efforts and to devote such time as is necessary to commercialize and promote the Technology. LICENSEE will take responsibility for the filing of intellectual property rights, such as patents for the Technology if necessary at their expense in their Territory, and SYNGAS will provide necessary information about Technology for the filings.

(b) LICENSEE shall pay SYNGAS a royalty of TWELVE (12) % of Profit (total revenue less production cost) EBITDA out of direct sales of the products or energy produced from the technology, which will be calculated each month, or a minimum of THIRTY Thousand US Dollars every three months for the first year, whichever is greater. After the first year the minimum will be adjusted to SIXTY Thousand US Dollars every three months. Further, SYNGAS shall have the right to audit Licensee’s financial books with 7 business day’s prior written notice and one audit per annum without written notice, without causing any undue hardship on the Licensee, with a designated and accredited CPA auditor.

(c) LICENSEE shall remunerate reasonable fees to SYNGAS for the engineering services, technical assistance and training services provided by SYNGAS; fees to be established prior to installation of SYNGAS unit.

Obligations of SYNGAS
	(a)	SYNGAS will provide the Technology to LICENSEE in accordance with the terms and conditions of this Agreement.

	(b)	SYNGAS will train LICENSEE’s employees or agencies and provide technical support.

(c)

SYNGAS will not manufacture, sell, export, and license the SYNGAS units used for the Gasification of Creosote-preserved wood in the Territory of the United States of America covered in this Agreement to any third party without first right of refusal to LICENSEE.

(d)		SYNGAS warranties that they will indemnify LICENSEE all the damages and expenses against any intellectual property infringements.

2.4                      Nullification of Licensing Right

In the event LICENSEE defaults the obligations which are set forth above 2.2. , SYNGAS will have the right to nullify the Licensing Right with two weeks prior written notice.

ARTICLE 3 - TERM OF AGREEMENT

The term of the Agreement will be 10 years from the signing date of this Agreement. At the expiration of the 10 year period, LICENSEE shall have the option to renew this agreement for a further period of 10 years.

Thereafter, this agreement shall continue in force, unless notice in writing is given by any party hereto of its desire to terminate within 1 year of the date of expiration of the then current period of operation of this Agreement.

ARTICLE 4 – REPRESENTATIONS AND WARRANTIES

4.1                      SYNGAS represents and warrants to LICENSEE that as of the date of this Agreement:

4.1.1.

SYNGAS covenant that all the patents, trade secrets, know-how, designs, all other intellectual property and all applications and registration respecting the intellectual property for the Technology are in good standing and owned and controlled by SYNGAS.

4.1.2.	The execution of this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of SYNGAS.

4.1.3.	This Agreement will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over SYNGAS.

4.1.4.

SYNGAS has the necessary corporate powers and authority to execute and deliver this Agreement and any other documents required to be executed and delivered hereunder and to perform its obligations hereunder; and

4.1.5.

SYNGAS’ representations and warranties as found in this Article are based on facts known to LICENSEE, or facts that have arisen as of the signing date. In the event facts or circumstances are changed or new facts arise after the signing date that are inconsistent with the representations and warranties of this Article, LICENSEE agrees that such changes shall not be deemed to be a breach or a default of this Agreement.

4.2 LICENSEE represents and warrants to SYNGAS that as of the date of this Agreement:

4.2.1	The execution of this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of LICENSEE.

4.2.2	This Agreement will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over LICENSEE.

4.2.3

LICENSEE has the necessary corporate powers and authority to execute and deliver this Agreement and any other documents required to be executed and delivered hereunder and to perform its obligations hereunder.

ARTICLE 5 - NEW TECHNOLOGY

          SYNGAS hereby agrees to extend this Agreement to include any and all future additions, changes, improvements, substitutions and modifications to the Technology. Such additions, changes, improvements, substitutions and modifications to the Technology shall be immediately disclosed and transferred to LICENSEE.

ARTICLE 6 – CONFIDENTIALITY

6.1                      Upon the termination of this Agreement and any extension thereof, both parties acknowledge that it will continue to obtain knowledge confidential and proprietary information of both parties ("Confidential Information").

6.2                      Both parties acknowledge that the Confidential Information is unique and novel, that they will take all steps necessary to protect such Confidential Information and will not divulge the same without the prior written consent of the counterparts.

ARTICLE 7 - TERMINATION

7.1                      This Agreement may be terminated by consent of both parties prior to the expiration of the term for just cause.

7.2                      The following causes shall be considered circumstances for which either party may terminate the Agreement:

a.	Bankruptcy

b.	Receivership of either party

c.	Insolvency

d.	In the event LICENSEE is more than sixty days late in payments of royalty to SYNGAS as set forth in paragraph 2.2. LICENSEE will be given 30 days to clear the default of the sixty day late payments.

e.	In the event LICENSEE does not commence a project within 6 months from the date of signing this Licensing Agreement.

7.3                      Either party may not terminate this Agreement without just cause. Either party must provide written notice of their intention of termination to the other party at the addresses first mentioned in this agreement. Written notice must be addressed to the Chief Executive Officer of each party.

ARTICLE 8 – FORCE MAJEURE

                          If the performance of either party is made impossible by reason of any circumstance beyond that party’s reasonable control, including without limitation, fire, explosion, power failure, acts of God, war, revolution, civil commotion or acts of public enemies, any law, order, regulation, ordinance or requirement on any government or legal body or any representative of any such government or legal body, unrest, including without limitation. Then the party shall be excused from such performance on a day-to-day basis to the extent of such interference, provided that that party shall use reasonable efforts to remove such causes of non-performance or seek alternate methods of performance.

ARTICLE 9 - MISCELLANEOUS

9.1                      Assignment

                          LICENSEE shall have the right to assign or sell its rights under this Agreement in whole or in part with the express written consent of SYNGAS and said consent shall not be unreasonably withheld.

9.2                      Governing Law and Arbitration

                           (a)      This Agreement shall be governed by the Laws of the State of Nevada and the Province of Alberta Canada, and any litigation arising out of any breach of terms and conditions of this Agreement by either party shall be solved by the Arbitration.

9.3                      Entire Agreement

                          This Agreement constitutes the entire Agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

9.4                      Unenforceable Terms

                          If any terms, covenants or conditions of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or application of such terms, covenants or conditions to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining terms, covenants or conditions of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

9.5                      Amendments

                          This Agreement and any provision contained herein may be altered or amended when any such changes are reduced to writing and signed by the parties hereto, but not otherwise.

9.6                      Further Acts

                          The parties shall perform such further acts and execute such other agreements or documents as may be reasonably necessary to carry out the intent and provisions of this agreement.

9.7                      Counterparts

                          This Agreement may be executed in one or more counterparts, all of which shall be treated as an original.

9.8 **Time of Essence**

Time shall be of the essence of this Agreement and every part hereof.

9.9 **Enurement**

This Agreement shall enure to the benefit of and are binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, has caused this Agreement to be executed as of the date first written above.

SYNGAS INTERNATIONAL CORP.	**RE-GEN INTERNATIONAL CORP LICENSEE**
Title: President, CEO	Title: President, CEO
By: Wilf Ouellette	By: Kenneth M. Sedor
Signature: [signature]	Signature: [signature]
Date: 4/19/2007	Date: 4/12/2007

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